SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2004

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Incara Pharmaceuticals Corporation

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 23, 2004, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm for Aeolus Pharmaceuticals, Inc. (“Aeolus”). The resignation was the sole decision of PwC and was not sought, recommended or approved by Aeolus’ audit committee.

PwC’s reports on the financial statements of Aeolus for the fiscal years ended September 30, 2003 and 2002 contained a statement that “the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.” Other than the “going concern” explanatory paragraph noted in the immediately preceding sentence, PwC’s reports for the fiscal years ended September 30, 2003 and 2002 were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended September 30, 2003 and 2002 and through August 23, 2004, there were no disagreements between Aeolus and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused them to make a reference thereto in their reports on the financial statements for such years.

During the fiscal years ended September 30, 2003 and 2002 and through August 23, 2004, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Aeolus has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter dated August 26, 2004 from PwC to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.

Aeolus has begun conducting a search for an accounting firm to audit its financial statements for the year ending September 30, 2004 and will announce those results after it has hired a firm.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 16.1	Letter dated August 26, 2004 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: August 30, 2004	/s/ Richard W. Reichow
Richard W. Reichow
Executive Vice President and Chief Financial Officer

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